Akeena Solar 888-253-3628 fax:408-395-7979 www.akeena.net

Corporate Headquarters: 16005 Los Gatos Blvd, Los Gatos, CA 95032

Contacts: Barry Cinnamon Akeena Solar, Inc. 888-253-3628 bcinnamon@akeena.net	Mary Magnani Lippert/Heilshorn & Associates 415-433-3777 mmagnani@lhai.com

Akeena Solar Expands Board of Directors

Adds New Board Committees

LOS GATOS, CA, July 19, 2007 - Akeena Solar, Inc. (OTC BB: AKNS), a leading designer and installer of solar power systems, announced the expansion of its Board of Directors and appointed two new members. Mr. George Lauro and Mr. Jon Witkin will be joining existing board members Ed Roffman and Barry Cinnamon. Akeena Solar also established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, as well as adopted a Code of Ethics and Business Conduct, in preparation for submitting its listing application to NASDAQ.

George L. Lauro has joined Akeena Solar as a director. He is Founding Partner of Alteon Capital Partners, a Silicon Valley Venture Capital and Advisory Firm that provides direct venture investment and advisory services to private companies in the semiconductors, MEMS, electronics and cleantech sectors.  Previously, he was Managing Director at two venture capital firms, Techfarm Ventures and Wasserstein Venture Capital. Lauro was also Director of Rapid Commercialization at IBM Headquarters. He is currently a Director on the Boards of ChipX and Pinyon Technologies. Lauro completed a Bachelors degree in Electrical Engineering from Brown University and a Master of Business Administration from Wharton Business School at the University of Pennsylvania.

Jon M. Witkin has joined Akeena Solar as a director. He is co-founder and co-owner of Western States Glass, the largest independent flat glass distributor in Northern California.  Western States Glass works extensively throughout the construction industry supplying materials to job sites and working on large and small construction projects throughout the Western U.S. Witkin has also had extensive experience purchasing and operating private carriers, importing building material products from various foreign countries, and working with various building subcontractors completing the supply chain to a finished property. Prior to founding Western States Glass in 1991, Witkin was a Partner at Bay Mirror and an Area Sales Manager at ACI Glass Distribution (“ACI”), as well as serving in various sales and management roles at the Havlin Witkin Corporation which was sold to ACI. Witkin earned a Bachelors of Science degree from the University of Utah.

Barry Cinnamon, CEO of Akeena Solar, stated, “The expertise of these new directors brings an added dimension to Akeena. George Lauro will be a tremendous asset because of his extensive experience in high growth technology companies. And Jon Witkin’s in-depth knowledge of running a company with subcontractors and logistics that are very similar to a solar company’s will help the growth of our operations and expansion into new territories.”

About Akeena Solar, Inc.
Founded in 2001, Akeena Solar's (OTC BB: AKNS) philosophy is simple: We believe producing clean electricity directly from the sun is the right thing to do for our environment and economy. Akeena Solar has grown to become one of the largest national integrators of residential and small commercial solar power systems in the United States, serving customers directly in California, New Jersey, New York, Connecticut and Pennsylvania. For more information, visit Akeena Solar's website at www.akeena.net.

Safe Harbor
Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, profitability, and marketability of such products, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.

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